Exhibit 3.125

CERTIFICATE OF FORMATION

OF

SUNGARD WORKFLOW SOLUTIONS LLC

This Certificate of Formation of SunGard Workflow Solutions LLC is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware (6 Del. C. § 18-101, et seq.).

FIRST: The name of the limited liability company is:

SunGard Workflow Solutions LLC

SECOND: The address of the registered office of the limited liability company in the State of Delaware is:

c/o The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

THIRD: The name and address of the registered agent of the limited liability company for service of process on the limited liability company in the State of Delaware is:

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

FOURTH: This Certificate of Formation shall become effective at 11:59 p.m. (EDT) on August 12, 2005.

FIFTH: The limited liability company required to file this Certificate of Formation, SunGard Workflow Solutions LLC, was converted from another business entity, SunGard Workflow Solutions Inc., an Alabama corporation. The name under which SunGard Workflow Solutions Inc. was originally incorporated is MACESS Corporation.

SIXTH: The Articles of Incorporation and the Articles of Dissolution of SunGard Workflow Solutions Inc. are both filed with the office of the probate judge in Jefferson County, Alabama.

SEVENTH: The conversion of SunGard Workflow Solutions Inc. into SunGard Workflow Solutions LLC was approved pursuant to Section 10-15-3 of the Alabama Business Entities Conversion and Merger Act and Section 18-214 of the Limited Liability Company Act of the State of Delaware.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 12th day of August, 2005.

/s/ Michael J. Ruane
Michael J. Ruane, Authorized Person

SunGard Workflow Solutions LLC Certificate of Formation

CERTIFICATE OF CONVERSION

OF

SUNGARD WORKFLOW SOLUTIONS INC.

TO

SUNGARD WORKFLOW SOLUTIONS LLC

Pursuant to Title 6, Section 18-214 of the Limited Liability Company Act of the State of Delaware, SunGard Workflow Solutions Inc., an Alabama corporation (the “Corporation”), does hereby certify to the following information relating to the conversion of the Corporation into SunGard Workflow Solutions LLC, a Delaware limited liability company:

1.	The Corporation was incorporated with the filing of Articles of Incorporation with the Secretary of State of the State of Alabama on December 29, 1989.

2.	The name of the Corporation immediately prior to filing this Certificate of Conversion is SunGard Workflow Solutions Inc. The name under which the Corporation was originally incorporated is MACESS Corporation.

3.	The name of the limited liability company into which the Corporation shall be converted, as set forth in its Certificate of Formation, is SunGard Workflow Solutions LLC.

4.	Pursuant to Title 6, Section 18-214 of the Limited Liability Company Act of the State of Delaware, this Certificate of Conversion shall be effective at 11:59 p.m. EDT on August 12, 2005.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Conversion to be signed by an authorized person this 12th day of August, 2005.

By:	/s/ Michael J. Ruane
Michael J. Ruane, Authorized Person

Signature Page to SunGard Workflow Solutions Inc. Certificate of Conversion